UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2016

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 is hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2016, Lindblad Expeditions Holdings, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into a second amended and restated credit agreement with Credit Suisse as administrative agent and collateral agent (the “Restated Credit Agreement”), amending its existing senior secured credit facility with Credit Suisse (the “Restated Credit Facility”). The Restated Credit Facility provides for the Company’s existing $175.0 million senior secured first lien term loan facility and a new $45.0 million senior secured incremental revolving credit facility, which includes a $5.0 million letter of credit subfacility. The Company’s obligations under the Restated Credit Facility are secured by substantially all the assets of the Company.

Borrowings under the term loan facility will continue to bear interest at an adjusted ICE Benchmark administration LIBO Rate (subject to a floor of 1.00%) plus a spread of 4.50%. Borrowings under the revolving credit facility will bear interest at an adjusted ICE Benchmark administration LIBO Rate plus a spread of 4.00%, or, at the option of the Company, an alternative base rate plus a spread of 3.00%. We are also required to pay a 0.5% annual commitment fee on undrawn amounts under the revolving credit facility.

The Restated Credit Agreement contains the same financial and operational covenants as the original credit agreement.

The revolving credit facility will mature on May 8, 2020, whereas the term loan facility matures on May 8, 2021. Borrowings under the revolving credit facility will be used for general corporate and working capital purposes and related fees and expenses. As of March 7, 2016, the Company has no borrowings under the revolving credit facility.

The foregoing description of the Restated Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of March 7, 2016, among Lindblad Expeditions, Inc. and Lindblad Maritime Enterprises, Ltd. As borrowers, the lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent and Collateral Agent, Citibank, N.A. as Syndication Agent and SunTrust Bank as Documentation Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(registrant)

March 11, 2016	By:	/s/ John T. McClain
John T. McClain, Chief Financial Officer

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